G. Brad Beckstead
Certified Public Accountant
                                                330 E. Warm Springs
                                                Las Vegas, NV 89119
                                                       702.257.1984
                                                 702.362.0540 (fax)

June 24, 2002

To Whom It May Concern:

I have issued my report dated June 24, 2002, accompanying the financial statements of Interactive Outdoors, Inc. on Form SB-2 for the period of July 20, 2001 (inception date) through April 30, 2002. I hereby consent to the incorporation by reference of said report on the Registration Statement of Interactive Outdoors, Inc. and its on Form SB-2.

Signed,

/s/ G. Brad Beckstead
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G. Brad Beckstead, CPA